EXHIBIT 99.1
Date: March 29, 2010
Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com
NEW JERSEY NATURAL GAS FILES TO IMPLEMENT
NEW ENERGY-EFFICIENCY AND RENEWABLE ENERGY PROGRAMS
WALL, N.J. — New Jersey Natural Gas (NJNG) today submitted a filing with the New Jersey Board of Public Utilities (BPU) for approval to implement a series of energy-efficiency and renewable energy programs for residential and commercial customers designed to help customers save money and energy, reduce greenhouse gas emissions and stimulate market growth.
“With these new programs, New Jersey Natural Gas is helping customers to invest in high- efficiency and renewable energy equipment and reduce their overall energy costs,” said Laurence M. Downes, chairman and CEO of NJNG. “By working with our customers, NJNG is prepared to play a critical role in meeting the state’s energy, environmental and economic goals by saving energy, reducing emissions and creating jobs.”
“Programs such as Conserve to Preserve® and The SAVEGREEN Project™ have been tremendously successful in helping customers reduce energy consumption, costs and emissions,” Downes said. “These new programs build on that success and take our programs to the next level by making it even easier for customers to do their part and make the right, energy-efficient choices.”
The Residential Energy-Efficiency Program (REEP) will provide enhanced rebates up to $2,000 to residential customers installing high-efficiency heating, cooling or water-heating equipment and applying for WARM or COOLAdvantage rebates through New Jersey’s Clean Energy Program (NJCEP). Customers will be required to take a Home Performance with Energy Star (HPES) Audit to be performed by NJNG at no cost. For eligible customers who decide to have an audit performed by an HPES contractor, NJNG will also offer discounted financing for energy-efficiency upgrades installed as a result of the audit. Financing, up to $10,000 per home with a repayment term up to 10 years at either 2.99 percent or zero percent, based on income, will be offered through a third-party provider to qualified customers.
NJNG’s Access to Affordable Energy Pilot Program (Access) will offer residential electric heat customers, who currently receive at least $50 in electric benefits from the Universal Service Fund (USF), the opportunity to receive an average of $5,000 to convert to high-efficiency natural gas equipment. The USF is a statewide program that offers income-eligible customers financial
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NEW JERSEY NATURAL GAS FILES TO IMPLEMENT
NEW ENERGY-EFFICIENCY AND RENEWABLE ENERGY PROGRAMS

assistance toward paying electric and natural gas bills. The Access Program will provide the combined benefit of assisting eligible customers to save energy and money by converting to a high-efficiency natural gas heating system as well as helping to ease the statewide burden on USF assistance, which is funded by all customers.
In an effort to influence and increase the number of commercial customers installing high-efficiency equipment, the Commercial Energy-Efficiency Program (CEEP) will match current NJCEP rebates available through the SmartStart Building® program. By effectively doubling the incentives available to commercial customers for the purchase and installation of high-efficiency natural gas heating, cooling and water-heating equipment such as absorption chillers, engine-driven chillers, desiccant systems, water heaters, booster heaters, boilers and furnaces, NJNG is helping to make upgrading to energy-efficient equipment the easy choice for commercial customers.
To help further encourage the installation of Combined Heat and Power (CHP) projects, which draw heat and electricity from a single source such as natural gas, NJNG will also match current incentives available from NJCEP’s Pay for Performance Program. Commercial customers with a peak demand over 200 kilowatts (kW) in any one month over the previous 12 months will be eligible to participate. Currently, NJCEP is providing funding up to $1 million in support of CHP projects that identify energy-efficiency measures resulting in a reduction of energy consumption by 15 percent or more. Through CEEP, NJNG will also provide up to $100,000 for commercial customers who may have previously implemented energy-efficiency upgrades to participate in an Energy Reduction Plan and assess additional opportunities in increased efficiency.
In addition to providing savings to customers who make energy-efficiency upgrades within their homes, NJNG will also launch a new Solar Energy Program to help make renewable energy more accessible and affordable in its service territory. This program will help customers reduce energy costs as well as support market growth, create jobs and reduce greenhouse gas emissions in the state. Customers in Monmouth, Ocean and parts of Morris counties will have the opportunity to have their property evaluated through a solar assessment to determine eligibility to participate in the program. Homes must have a south-facing roof that is clear of any obstructions and be no more than five years old. NJNG will lease photovoltaic equipment for approximately $49 a month for a six-kilowatt system over 15 years, effectively eliminating the upfront costs for customers. NJNG will install, own and operate the equipment which will generate electricity to offset a portion of the homeowner’s monthly electric bill. Federal investment tax credits and Solar Renewable Energy Certificates (SREC) will be used to offset the overall cost of the program. At the conclusion of the lease, customers will have the option to purchase the equipment at the fair market value or enter into another lease agreement. This solar program is expected to save the average homeowner approximately $100 a month on electric costs, based on current prices, while generating clean, reliable power for their home.
Once reviewed and approved by the BPU, these programs will run for three years. If fully subscribed, the cost of the customer incentives will be $102 million to be recovered through NJNG’s current energy-efficiency rider. Assuming full participation, the anticipated impact for the typical residential heat customer using 1,000 therms annually will be approximately 0.6 percent, or an average of $8.14 pr year, over a 15-year period. If these programs are approved as filed, customers will see no change in their bill before October 2011. NJNG has requested approval of its filing from the BPU by October 1, 2010.

NEW JERSEY NATURAL GAS FILES TO IMPLEMENT
NEW ENERGY-EFFICIENCY AND RENEWABLE ENERGY PROGRAMS

NJNG also plans to implement an additional program entitled Fostering Environmental and Economic Development (FEED). The FEED program is designed to provide financial assistance for energy-efficiency upgrades and economic development opportunities for commercial and industrial customers. FEED will provide access to investment capital, incentives and/or discounted rates to encourage the installation of energy-efficient equipment as well as business growth, expansion and retention in the state. Upfront funding will be provided by NJNG with the principal and interest repaid by the customer over an agreed upon period of time. This program provides no risk to ratepayers and no associated costs will be recovered through NJNG’s rates.
These programs have been developed in line with the Regional Greenhouse Gas Initiative (RGGI) legislation signed into law on January 13, 2008, which encourages energy utilities in New Jersey to make investments in energy-efficiency and renewable energy projects on a regulated basis. Section 13 of the legislation, codified as N.J.S.A. 48:3-98.1, established that electric or natural gas utilities can offer and invest in regulated energy-efficiency and conservation programs within their service territory as well as provide and invest in renewable energy programs.
New Jersey Natural Gas is the principal subsidiary of New Jersey Resources, a Fortune 1000 company, that provides reliable energy and natural gas services including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of more than 777,000 dth/d of transportation capacity and 52 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve® NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njng.com.
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